UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 12, 2005

ICON INCOME FUND EIGHT A L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-54011	13-4006824
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 10th Floor

New York, New York 10011

(Address of principal executive offices) (Zip Code)

(212) 418-4700

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ICON Income Fund Eight A L.P. (the “Company”) hereby amends its Current Report on Form 8-K dated July 12, 2005 to provide the required pro forma financial statements of the Company relating to the sale by the Company, of a Boeing 737-2E3A Aircraft and a Boeing 737-277 Aircraft (collectively the “Aircraft”) as described in such Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The following financial statements of the Company are submitted at the end of this Form 8-K/A and are filed herewith and incorporated herein by reference.

(1)	Pro Forma Consolidated Balance Sheet as of June 30, 2005 (unaudited)
(2)	Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2005 (unaudited)
(3)	Notes to Pro Forma Consolidated Financial Statements June 30, 2005 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT A L.P.

By: ICON CAPITAL CORP., its General Partner

Dated: September 13, 2005

By: /s/ Thomas W. Martin

Thomas W. Martin

Executive Vice President

9.01(b)	PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma consolidated balance sheet and results of operations relate to the disposition of the Aircraft. The consolidated balance sheet is as of and for the six months ended June 30, 2005 and assumes the disposition occurred as of June 30, 2005. The consolidated results of operations are for the six months ended June 30, 2005 and assume the disposition occurred on January 1, 2005. The pro forma information is for informational purposes only and may not necessarily reflect the result of operations had this equipment been disposed of as of January 1, 2005.

ICON Income Fund Eight A L.P., beneficially owned the Aircraft leased to America West Airlines, Inc. (“America West”). America West, in consideration of the early return of the Aircraft, pre-paid the remaining lease payments through the end of the lease terms totaling $630,000, along with return costs totaling $2,379,895. Simultaneously with the receipt of the lease payments and return costs from America West, we sold the Aircraft to NewJet Corporation, an unaffiliated third party, for the aggregate purchase price of $1,000,000. Upon consummation of the sale of the Aircraft we repaid the outstanding debt balance owed on the Aircraft and received the 7.5% convertible notes which had been held as collateral (the “Convertible Notes”). We received an interest payment in the amount of $92,674 on these convertible notes and on July 15, 2005 we sold these Convertible Notes for an aggregate sales price of $1,567,227.

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Pro Forma Consolidated Balance Sheet

June 30, 2005

(Unaudited)

	June 30, 2005	Pro Forma		June 30, 2005
	(Historical)	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$7,475,874	$ -		$7,475,874

Investments in finance leases:
Minimum rents receivable	1,246,272	-		1,246,272
Unearned income	(219,667)	-		(219,667)
Allowance for doubtful accounts	(125,842)	-		(125,842)

Net investments in finance leases	900,763	-		900,763

Investments in operating leases:
Equipment, at cost	37,188,950	(7,081,036)	(2)	30,107,914
Accumulated depreciation	(11,838,897)	3,720,052	(2)	(8,118,845)

Net investments in operating leases	25,350,053	(3,360,984)		21,989,069

Equipment held for sale or lease, net	281,999	-		281,999
Investment in estimated unguaranteed residual values	1,997,000	-		1,997,000
Investments in joint ventures	205,272	-		205,272
Convertible notes receivable and accrued interest	1,652,693	-		1,652,693
Other assets, net	259,145	(8,005)	(2)	251,140

Total assets	$38,122,799	$(3,368,989)		$34,753,810

Liabilities and Partners' Equity
Notes payable - non-recourse	$19,525,387	$(4,052,126)	(3)	$15,473,261
Accounts payable and accrued expenses	21,433	-		21,433
Due to affiliates	142,482	-		142,482
Minority interest	413,440	-		413,440

Total liabilities	20,102,742	(4,052,126)		16,050,616

Partners' equity	18,020,057	683,137		18,703,194

Total liabilities and partners' equity	$38,122,799	$(3,368,989)		$34,753,810

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Pro Forma Consolidated Statement of Operations

Six Month Period Ended June 30, 2005

(Unaudited)

	June 30, 2005	Pro Forma		June 30, 2005
	(Historical)	Adjustments		Pro Forma
Revenue:
Finance income	$851,673	$ -		$ 851,673
Rental income	4,461,393	(720,000)	(1)	3,741,393
Income from investments in joint ventures	1,011	-		1,011
Net gain on sales of equipment and
residual values	4,787,391	-		4,787,391
Interest and other income	122,216	-		122,216

Total revenue	10,223,684	(720,000)		9,503,684

Expenses:
Impairment loss	1,836,395	(684,730)	(1)	1,151,665
Depreciation expense	4,086,493	(506,010)	(1)	3,580,483
Interest	924,425	(243,030)	(1)	681,395
General and administrative	155,406	-		155,406
Management fees - General Partner	357,799	(36,000)	(1)	321,799
Administrative expense reimbursements -
General Partner	218,797	-		218,797
Amortization of initial direct costs
and loan costs	84,679	(3,694)	(1)	80,985
Minority interest	57,621	-		57,621

Total expenses	7,721,615	(1,473,464)		6,248,151

Net income	$2,502,069	$753,464		$3,255,533

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Note To Pro Forma Consolidated Financial Statements

June 30, 2005

(Unaudited)

Note 1 – The pro forma adjustments relating to the disposition of the Aircraft to the consilidated balance sheet and results of operations as of and for the six months ended June 30, 2005, are as follows:

(1)To remove income and expenses related to the Aircraft for the six months ended June 30, 2005.
(2)To remove the Aircraft, capitalized costs and related accumulated depreciation.
(3)To remove the debt related to the Aircraft.